UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                        --------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

                         ------------------------------

                                 April 28, 2000

                Date of Report (Date of earliest event reported)

                              CENTURY CASINOS, INC.

             (Exact Name of Registrant as specified in its charter)


         Delaware                   0-22290                     84-1271317
(State or other jurisdiction      (Commission                (I.R.S. Employer
     of incorporation)            File Number)           Identification Number)


                      200-220 E. Bennett Avenue
                           Cripple Creek, CO                           80813
                (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: 719-689-0333

Item 5.  MATERIAL EVENT

On April 14, 2000, the Registrant was awarded a gaming license by the Western Cape Gambling and Racing Board (the "Gaming Board") for a casino development in Caledon, South Africa, located approximately one hour east of Cape Town. The gaming license is the only one that may be awarded in the Overberg region and is one of only 5 licenses that will be issued within the Western Cape province - a province with a population of over four million. The Company anticipates the casino opening in the fourth quarter of this year. The award of the license follows the earlier receipt of Successful Applicant status and the subsequent satisfaction by the joint venture of the financial and procedural conditions required by the Gaming Board. Century Casinos anticipates that it will invest approximately $3.9 million for 50% of the project and will have a 10-year casino management agreement with multiple 10-year extension rights.
In developing the project, Century has joined forces with Fortes King Hospitality Group (a local hotel ownership and management group) and with two local empowerment groups - the Overberg Community Trust and the Overberg Empowerment Company. Additional financing for the project has been provided by PSG Investment Bank, a South African bank, for approximately $9 million.

The project is located on over 230 hectares (approximately 600 acres) of land adjacent to the N-2 highway, the main thoroughfare between Capetown and Durban, known as the Garden Route. The total cost for phase one of the project is anticipated to be approximately $16 million (U.S. dollars) and includes a casino with approximately 250 machines and 12 gaming tables, the refurbishment of an existing 100-room hotel and a spa built around the mineral hot springs on the site. Also planned in this phase are 5 restaurants, 2 bars, a swimming pool, a childrens' activity center, tennis courts, a village emporium including shops showcasing local crafts and products, and access to bike and 4X4 trails. Plans for phase two include an 18-hole championship golf course, potential casino expansion, additional hotel rooms (potentially 500) and up to 350 residential units around the golf course. The project also has the potential for development of an amphitheatre, a gas station, a vineyard and a small shopping center.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Century Casinos, Inc.
                                   (Registrant)


Date:  April 28, 2000              By: /s/   Erwin Haitzmann
                                       ----------------------------------------
                                       Erwin Haitzmann, Chief Executive Officer